Exhibit 8.1

[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

December 4, 2015

comScore, Inc.

11950 Democracy Drive, 6th Floor

Reston, VA 20190

Ladies and Gentlemen:

We have acted as counsel to comScore, Inc., a Delaware corporation (“comScore”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of September 29, 2015, by and among comScore, Rum Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of comScore (“Merger Sub”) and Rentrak Corporation, an Oregon corporation (“Rentrak”) (the “Agreement”).

Pursuant to the Agreement, Merger Sub will merge with and into Rentrak, with Rentrak continuing as the surviving entity and as a wholly owned subsidiary of comScore (the “Merger”). The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of comScore, which includes the information/proxy statement-prospectus relating to the Merger (the “Proxy Statement-Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement-Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by comScore, Merger Sub and Rentrak in the Agreement or the Proxy Statement-Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations to be provided to us by comScore, Merger Sub and Rentrak; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of comScore, Merger Sub and Rentrak or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption, “Material U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger.

comScore, Inc.

December 4, 2015

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement-Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
WILSON SONSINI GOODRICH & ROSATI Professional Corporation